EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, $0.01 par value, of Fidelity National Information Services, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Dated: February 10, 2017

PROVIDENCE EQUITY PARTNERS V L.P.

By:	Providence Equity Partners GP V L.P., its general partner

By:	Providence Equity Partners V L.L.C., its general partner

By:	/s/ Paul Salem
	Name:	Paul Salem
	Title:	Class A Member

PROVIDENCE EQUITY PARTNERS V-A L.P.

By:	Providence Equity Partners GP V L.P., its general partner

By:	Providence Equity Partners V L.L.C., its general partner

By:	/s/ Paul Salem
	Name:	Paul Salem
	Title:	Class A Member

PROVIDENCE EQUITY GP V L.P.

By:	Providence Equity Partners V L.L.C., its general partner

By:	/s/ Paul Salem
	Name:	Paul Salem
	Title:	Class A Member

PROVIDENCE EQUITY PARTNERS V L.L.C.

By:	/s/ Paul Salem
	Name:	Paul Salem
	Title:	Class A Member

By:	/s/ Jonathan M. Nelson
	Name:	Jonathan M. Nelson

By:	/s/ Glenn M. Creamer
	Name:	Glenn M. Creamer

By:	/s/ Paul J. Salem
	Name:	Paul J. Salem